Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-237110 on Form S- 8 of our report dated June 18, 2021, appearing in this Annual Report on Form 11-K of the Bank First Retirement Plan for the year ended December 31, 2020.

/s/ Reilly, Penner & Benton LLP

Milwaukee, Wisconsin

June 18, 2021